UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2006

PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5970 Optical Court
San Jose, California 95138-1400
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 226-9900

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 on Form 8-K/A is being filed to correct a typographical error in Item 1.01 of the Current Report on Form 8-K filed with the SEC on May 26, 2006 (the “Original 8-K”). This typographical error was in the amount of the Annual Retainer of the Audit Committee Chairperson. This Amendment No. 1 on Form 8-K/A does not amend any other Item in the Original 8-K, or amend any other disclosure in Item 1.01 of the Original 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On May 24, 2006, upon the recommendation of the Nominating and Corporate Governance Committee of Photon Dynamics, Inc., the Board of Directors of Photon Dynamics amended the cash compensation for outside directors to be as follows:

Annual Retainers:

Chairman of the Board	$20,000
Board members:	$20,000
Audit Committee Chairperson:	$20,000
Compensation Committee Chairperson:	$10,000
Nominating and Corporate Governance
Committee Chairperson:	$8,000

Per Meeting Fees:

Board Meeting in Person:	$2,000
Telephonic Board Meeting:	$1,000
Committee Meeting in Person:*	$1,500
Telephonic Committee Meeting:*	$750

*Committee meeting fees apply to any committee of the Board of Directors, whether currently constituted or as constituted in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: July 21, 2006	By:	/s/ Maureen L. Lamb
Maureen L. Lamb

Chief Financial Officer